EXHIBIT 99.1

Hawks Acquisition Corp Will Redeem Its Public Shares and Will Not Consummate an Initial Business Combination

NEW YORK, NY, June 27, 2023 – Hawks Acquisition Corp (NYSE: HWKZ) (“Hawks” or the “Company”), a publicly-traded special purpose acquisition company, today announced that it will redeem all of its outstanding shares of Class A common stock, par value $0.0001 (the “Class A Common Stock”), other than shares of Class A Common Stock that have been converted from shares of Class B Common Stock (as defined below) (such shares to be redeemed, the “public shares”), because Hawks will not consummate an initial business combination within the time period required by its Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”).

As stated in the Certificate of Incorporation, if the Company is unable to complete an initial business combination by December 13, 2023 (or such earlier date as determined by the Company’s board of directors (the “Board”)), the Company will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (net of permitted withdrawals and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders' rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the board of directors, liquidate and dissolve, subject, in each case, to the Company’s obligations under Delaware law to provide for claims of creditors and other requirements of applicable law. On June 27, 2023, the Board determined to set the date by which the Company has to complete its initial business combination to July 12, 2023.

The per-share redemption price for the public shares will be an amount equal to the balance in the trust account after any permitted Trust withdrawals for income taxes and permitted liquidation expenses, divided by the number of public shares outstanding (the “Redemption Amount”). The Company is in the process of determining the estimated tax expenses and will announce the Redemption Amount prior to liquidation. The last day that the Company’s securities will trade on the New York Stock Exchange (the “NYSE”) will be July 11, 2023. As of July 12, 2023, the public shares will be deemed cancelled and will represent only the right to receive the Redemption Amount.

The Redemption Amount will be payable to the holders of the public shares upon presentation of their respective stock or unit certificates or other delivery of their shares or units to the Company’s transfer agent, Continental Stock Transfer & Trust Company. Beneficial owners of public shares held in “street name,” however, will not need to take any action in order to receive the Redemption Amount.

There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless.

The Company’s sponsor has waived its redemption rights with respect to the shares of Class A Common Stock converted from shares of the Company’s Class B common stock, par value $0.0001 per share (the “Class B Common Stock”) and private placement warrants pursuant to the Certificate of Incorporation. After July 12, 2023, the Company shall cease all operations except for those required to wind up the Company’s business.

The Company expects that the NYSE will file a Form 25 with the United States Securities and Exchange Commission (the “Commission”) to delist its securities. The Company thereafter expects to file a Form 15 with the Commission to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended.

Forward-Looking Statements

This press release may include, and oral statements made from time to time by representatives of Hawks may include, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding possible business combinations and the financing thereof, and related matters, as well as all other statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the Securities and Exchange Commission (“SEC”). All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 22, 2023. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts:

Investors and Media:
Email: ir@hawksacquisitioncorp.com

SOURCE: Hawks Acquisition Corp